UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2023

ESPORTS ENTERTAINMENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39262	26-3062752
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

BLOCK 6,

TRIQ PACEVILLE,

ST. JULIANS STJ 3109

MALTA

(Address of principal executive offices)

356 2713 1276

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GMBL	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	GMBLW	The Nasdaq Stock Market LLC
10.0% Series A Cumulative Redeemable Convertible Preferred Stock	GMBLP	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	GMBLZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sale of Equity Securities.

As previously disclosed under Item 1.01, Item 3.02 and Item 5.03 of Form 8-K in Current Reports on Form 8-K filed by Esports Entertainment Group, Inc. (the “Company” “we” or “us”) on April 20, 2023 and May 1, 2023, we and the holder (the “Holder”) of our Senior Convertible Note, agreed to exchange and exchanged, $15,230,024 in aggregate principal amount of our Senior Convertible Note then outstanding into 15,230 shares of new Series C Convertible Preferred Stock, which Series C Convertible Preferred Stock is convertible into a number of shares of common stock determined by a formula to be applied at the time of conversion, which formula was described in such Form 8-K reports and in the Series C Convertible Preferred Stock Certificate of Designations attached as an exhibit to such Form 8-K reports, and described below. Since our Current Report on Form 8-K filed with the SEC on August 10, 2023, there were no conversion through August 15, 2023. For the period of August 16, 2023, through August 21, 2023, we and the Holder of our Series C Convertible Preferred Stock effected equity conversions under the Series C Convertible Preferred Stock. Pursuant to the equity conversions, the Holder converted approximately $1,645,000 in aggregate principal amount of the Series C Convertible Preferred Stock into an aggregate of 10,033,858 shares of our common stock (the “Conversions”), at conversion prices equal to 90% of the lowest VWAP (as defined in the Series C Convertible Preferred Stock Certificate of Designations) of the 10 trading days ending and including the date of conversion, in accordance with Section 31(g) of the Series C Convertible Preferred Stock Certificate of Designations and the settlement agreement with the Holder, dated August 15, 2023, (each, an “Alternate Conversion Price”).

The Company’s shares of common stock issued in connection with the Conversions were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued to an existing Holder of the Company’s securities without commission or additional consideration in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act.

Following the recent Conversions, approximately $8,392,000 in aggregate amount of the Series C Convertible Preferred Stock remains outstanding. As of August 21, 2023, there were 37,569,445 shares of common stock, par value $0.001 issued and outstanding. We intend to continue to effect additional equity conversions under the same terms in the foreseeable future.

Forward-Looking Statements

The information contained herein includes forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will be,” “will continue,” “will likely result,” and similar expressions. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements, including, the amount of equity conversions that we will effect, the conversion price, and for what period of time such conversions will continue to occur, if at all. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and those discussed in other documents we file with the SEC, including, our obligations under our outstanding preferred stock, our ability to continue as a going concern, and our ability to maintain compliance with Nasdaq Listing Rules. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2023

ESPORTS ENTERTAINMENT GROUP, INC.

	By:	/s/ Michael Villani
	Name:	Michael Villani
	Title:	Interim Chief Financial Officer and Controller